Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Immutep Limited of our report dated September 23, 2019 relating to the financial statements, which appears in Immutep Limited’s Annual Report on Form 20-F for the year ended June 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 15, 2019

PricewaterhouseCoopers, ABN 52 780 433 757

    One International Towers Sydney, Watermans Quay, Barangaroo, GPO BOX 2650, SYDNEY NSW 2001

    T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au

    Level 11, 1PSQ, 169 Macquarie Street, Parramatta NSW 2150, PO Box 1155 Parramatta NSW 2124

    T: +61 2 9659 2476, F: +61 2 8266 9999, www.pwc.com.au